EXHIBIT 3.1

                        ARTICLES OF INCORPORATION

                                   OF

                         RIVERBEND TELECOM, INC.

     The undersigned, a natural person of the age of eighteen years or more, acting as incorporator of a corporation under the Nevada General Corporation Law, hereby adopts the following Articles of Incorporation for such corporation:

                                ARTICLE I
                                ---------

                                  Name
                                  ----

     The name of the corporation is Riverbend Telecom, Inc.
("Corporation").

                               ARTICLE II
                               ----------

                       Principal Place of Business
                       ---------------------------

     The principal place of business of the Corporation is 826 Barrett Street, New Orleans, Louisiana 70116.

                               ARTICLE III
                               -----------

                            Registered Agent
                            ----------------

     The address of the initial registered office of the Corporation in the State of Nevada is 6100 Neil Road, Suite 500, Reno, Nevada 89511; and the name of the registered agent for the Corporation in the State of Nevada at such address is The Corporation Trust Company of Nevada.

                               ARTICLE IV
                               ----------

                                Business
                                --------

     The nature of the business and purpose of the Corporation is the transaction of all lawful business for which corporations may be incorporated pursuant to the Nevada General Corporation Law, as the same may be amended from time to time.

                                ARTICLE V
                                ---------

                            Internal Affairs
                            ----------------

     Provisions for the organization of the internal affairs of the Corporation are:

     (a) The Board of Directors shall have the power to make, alter, amend and repeal the Bylaws.

     (b) Cumulative voting shall not be allowed in the election of directors.

     (c) The Board of Directors is empowered to authorize the payment of compensation to the officers and directors for services to the Corporation and to determine the amount of such compensation or fees.

     (d) Shareholders of the Corporation shall not have the preemptive right to acquire unissued or treasury shares or securities convertible into or carrying the right to acquire such shares.

     (e) The Board of Directors, in addition to the other powers now or hereafter conferred upon it by these Articles of Incorporation, the Bylaws of the Corporation, or by the laws of the State of Louisiana, may from time to time distribute to the shareholders in partial liquidation, out of the capital of the Corporation, a portion of the corporate assets, in cash or in kind; subject, however, to the limitations contained in the Nevada General Corporation Law.

     (f) All outstanding shares shall share equally in dividends, other distributions to shareholders and upon liquidation. Dividends shall be payable at the discretion of the Board of Directors of the Corporation at such times and in such amounts as it deems advisable; subject, however, to the provisions of any applicable law.

     (g) The Board of Directors may restrict the transfer of any of the Corporation's issued shares by giving the Corporation and/or any shareholder a "first right of refusal to purchase" the shares, by making the shares redeemable, or by restricting the transfer of the shares

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
under such terms and in such manner as the directors may deem appropriate and as are not inconsistent with the laws of the State of Louisiana, provided that no restrictions shall affect any issued shares without the written consent of the holder of such shares. Any shares so restricted must carry a conspicuous legend noting the restriction and the place where such restriction may be found in the records of the Corporation.

     (h) A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

                               ARTICLE VI
                               ----------

                                Duration
                                --------

     The Corporation is to have perpetual existence.

                               ARTICLE VII
                               -----------

                                 Capital
                                 -------

     The capital stock of the Corporation shall consist of 10,000,000 shares, .001 par value. All of such shares are of one class and are shares of common stock, all of which shall be fully paid and non-assessable upon issue.

                              ARTICLE VIII
                              ------------

                                Directors
                                ---------

     The number of directors of the Corporation shall not be less than one nor more than three. Subject to the foregoing limitation, the number of directors, which shall constitute the whole Board of Directors, shall be fixed by, or in the manner provided in, the Bylaws. There shall initially be two directors of the Corporation. The names and addresses of the persons who are to serve as directors until the first meeting of the shareholders, or until their successors are elected and are qualified, are:

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     Name                          Address
     ----                          -------

     Leon Nowalsky                 826 Barrett Street
                                   New Orleans, Louisiana 70116

     Gordon Dumont                 826 Barrett Street
                                   New Orleans, Louisiana 70116


                               ARTICLE IX
                               ----------

                          Director's Liability
                          --------------------

     A director of this Corporation shall not be liable to this Corporation or its shareholders for monetary damages for breach of his fiduciary duty as a director; except that any such provision shall not eliminate or limit the liability of a director to the Corporation or to its shareholders for monetary damages for any breach of the director's duty of loyalty to the Corporation or to its shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts specified in NRS 78.300, or any transaction from which the director directly or indirectly derived an improper personal benefit.

                                ARTICLE X
                                ---------

                             Indemnification
                             ---------------

     The Corporation shall indemnify any Director against any liability asserted against or incurred by such Director in such capacity or arising out of the status as a Director to the maximum extent permitted by law. "Director," for purposes of this Article, shall mean any individual who is or was a Director of the Corporation and any individual who, while a Director of the Corporation, is or was serving at the Corporation's request as a Director, officer, partner, trustee, employee or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise, or employee benefit plan. The Corporation will pay for or reimburse the reasonable expenses (including attorney's fees) incurred by a Director who is a

                                    4
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party to a proceeding in advance of final disposition to the maximum extent permitted by law. The Corporation will indemnify and advance expenses to any officer, employee or agent who is not a Director as may be authorized by the Board of Directors (in their discretion) or when required by applicable law. The Corporation may purchase and maintain insurance on behalf of any individual who is or was a Director, officer, employee, fiduciary or agent of the Corporation, and who, while a Director, officer, employee, fiduciary or agent of the Corporation, is or was serving at the request of the Corporation as a Director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against or incurred by such Director in such a capacity or arising out of the status as such, whether or not the Corporation would have had the power to indemnify such Director against such liability under applicable law.

                               ARTICLE XI
                               ----------

                          Conflicts of Interest
                          ---------------------

     No contract or other transaction between the Corporation and one or more of its directors or officers or any other corporation, firm, association or entity in which one or more of its directors or officers are directors or officers or in which they have a financial interest shall be void or voidable solely for that reason if the contract or other transaction is authorized in accordance with the applicable provisions of the Nevada General Corporation Law.

                               ARTICLE XII
                               -----------

                               Amendments
                               ----------

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in, to add any provision to, or to restate its Articles of Incorporation from time to time, in any manner now or hereafter prescribed or permitted by the Nevada General Corporation Law,

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and all rights and powers conferred upon directors and shareholders hereby are granted subject to this reservation.

                              Incorporator
                              ------------

     The name and address of the Incorporator are:

     Janet L. Leister
     Berenbaum, Weinshienk & Eason, P.C.
     370 Seventeenth Street, Suite 2600
     Denver, Colorado  80202-5626

     Dated this 3rd day of August, 2001.


                              /s/ JANET L. LEISTER
                              --------------------------------
                              Janet L. Leister, Incorporator









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                         RIVERBEND TELECOM, INC.

                        CERTIFICATE OF CORRECTION
                        -------------------------

     Pursuant to the Nevada General Corporation Law, the undersigned hereby executes the following Certificate of Correction for Riverbend Telecom, Inc. ("Corporation").

     1. The exact name of the Corporation is Riverbend Telecom, Inc., organized under the laws of the State of Nevada.

     2. The undersigned wishes to correct the Articles of Incorporation that were filed on August 21, 2001.

     3. Article II of the Articles of Incorporation states the principal place of business of the Corporation is 826 Barrett Street, New Orleans, Louisiana 70116. The correct address of the Corporation is 826 Barracks Street, New Orleans, Louisiana 70116. Therefore, the sentence under
Article II, Principal Place of Business, shall read: "The principal place of business of the Corporation is 826 Barracks Street, New Orleans, Louisiana 70116."

     4. Article VIII of the Articles of Incorporation states an incorrect name for one of the directors and incorrect addresses for both directors. The correct name of the director is Dr. Roy Greenberg, and the correct address for both directors is 826 Barracks Street, New Orleans, Louisiana 70116. Therefore, the last sentence of Articles VIII shall read: "The names and addresses of the persons who are to serve as directors until the first meeting of the shareholders, or until their successors are elected and are qualified, are:

          Name                     Address
          ----                     -------

          Leon Nowalsky            826 Barracks Street
                                   New Orleans, Louisiana 70116

          Dr. Roy Greenberg        826 Barracks Street
                                   New Orleans, Louisiana 70116

Dated this 9th day of January, 2002.


                              /s/ JANET L. LEISTER
                              --------------------------------
                              Janet L. Leister, Incorporator